UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/22/2008

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

UMB Financial Corporation (the "Company") held its annual meeting of shareholders on April 22, 2008. At the annual meeting, the shareholders approved amendments to the UMB Financial Corporation Long-Term Incentive Compensation Plan (the "Long-Term Plan") and to the 2002 UMB Financial Corporation Incentive Stock Option Plan (the "2002 Plan").

The Long-Term Plan amendment resulted in the following principal changes to the Long-Term Plan:

" Increased the maximum number of shares of our common stock that can be awarded under the Long-Term Plan from 1.2 million to 2 million and increased the maximum number of shares that can be awarded as restricted stock from 400,000 to 800,000.

" Amended the Long-Term Plan regarding the granting of awards by the Compensation Committee outside of an annual program.

" Amended the Long-Term Plan to allow the Committee to include in restricted stock award agreements, provisions such that awards will become fully or partially vested upon an award holder's termination from employment on account of death, disability or the participant's qualified retirement.
" Authorized shares to be awarded under the Long-Term Plan in book entry form with the Company's direct registration service (DRS).
" Prohibited the repricing of outstanding stock options granted under the Long-Term Plan unless the repricing is approved by shareholders.
" Added additional potential performance goals under the Long-Term Plan pursuant to which performance-based restricted stock would qualify for the performance-based compensation exception to Section 162(m) of the Code (which limits deductible compensation to $1 million for the certain top executive officers employed at the end of the year).

The 2002 Plan amendment resulted n the following changes to the 2002 Plan:

" For all option grants made after February 1, 2008, the amendment allows for the option exercise rice to be paid through a cashless exercise feature utilizing a third-party broker dealer.
" For all option grants made after February 1, 2008, the amendments remove the one-year stock holding requirement on all stock received upon the exercise of an option granted under the 2002 Plan and decrease from twenty years to ten years the number of years of service an option holder must have worked for us in order for his or her termination of service with the Company to qualify as a "retirement' under the 2002 Plan. A "retirement" under the 2002 Plan allows the option holder to have up to three months to exercise an option following cessation of employment. Generally, the 2002 Plan provides that options are not exercisable after an option holder ceases to be employed by the Company.

More detailed descriptions of each plan amendment are set forth in the Proxy Statement dated March 18, 2008, for the 2008 Annual Meeting of Shareholders (the "Proxy Statement") in the sections of the Proxy Statement titled "Proposal #3 Approval of Amendments to the UMB Financial Corporation Long-Term Incentive Compensation Plan" and "Proposal #4 Approval of Amendments to the UMB Financial Corporation 2002 Incentive Stock Option Plan" and those descriptions are incorporated herein by reference. The foregoing summaries of the amendments are qualified in their entirety by the text of the Long-Term Plan and the 2002 Plan, which are attached as Appendix A and Appendix B, respectively, to the Proxy Statement, which was filed with the SEC on March 17, 2008.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 22, 2008, the Company's Board of Directors approved an amendment and restatement of the Company's By-Laws.

A description of the provisions amended (other than certain immaterial technical changes) is provided below. This description is a summary of the amendments to the By-Laws and is qualified in its entirety by reference to the Amended and Restated Bylaws (with amendments marked) filed herewith as Exhibit 3.(ii).1, which is incorporated herein by reference. A clean copy of the Amended and Restated By-Laws is filed as Exhibit 3.(ii).2 hereto.

Article II

Section 1: This section was amended to clarify that directors are elected in accordance with Article III and to clarify that only business properly brought before the annual meeting in accordance with the By-Laws can be conducted at the annual meeting.

Section 2: This section was amended to clarify that only the business specified in the Company's notice of meeting can be conducted at a special meeting.

Section 3: This section was amended to conform to Section 230 of the General and Business Corporation Law of Missouri (the "MGBCL"), which provides for not more than 70 days' notice of a shareholder meeting. In addition, this section was amended to permit the Company to send shareholder meeting notices by electronic transmission, including facsimile and electronic mail, in accordance with the MGBCL.

Section 9: This section was amended to conform to Section 245 of the MGBCL.

Section 11: This section was amended to permit telephonic proxy authorizations in accordance with Section 245 of the MGBCL.

Article III

Section 7: This section was amended to permit notice of special meetings of the Board of Directors to be sent by electronic mail or other electronic transmission and to permit a director to waive the meeting notice requirement by electronic transmission. In addition, the amendment deleted the requirement that meeting notice waivers be confirmed in writing within five days.

Section 16: The section was added to permit a majority of the Board of Directors to remove any director of the Company for cause if such director fails to meet the qualifications for Board membership stated in the Company's Articles of Incorporation or By-Laws or if the director is in breach of any agreement between such director and the Company relating to the director's services as a director or employee of the Company. Notice of the proposed removal must be given to all directors prior to action thereon.

Article V

Section 1: This section was amended to clarify that the Board appoints senior or executive vice presidents of the Company.

Section 2: This section was amended to clarify that the Board or the President may appoint additional subordinate officers, including vice presidents and assistant officers, as they deem necessary or advisable.

Section 3: This section was amended to clarify that the tenure of office of each of the executive officers of the Company, subject to prior removal, shall be until the close of the next annual meeting of directors following his or her election and until the election of his or her successor.

Article VII

Section 6: This section was amended to conform to Section 230 of the MGBCL.

Article IX

Section 4: This section was amended to provide for the indemnification of directors and officers of the Company to the maximum extent permitted by applicable law, including Section 355 of the MGBCL, and to eliminate mandatory indemnification (while permitting discretionary indemnification) of certain employees and agents of the Company who are not director or officers. As amended, it provides that the Company's indemnification commitment includes mandatory (as opposed to optional) advances of attorney's fees and defense expenses in certain circumstances.   The amendments expand the scope of insurance coverage that the Company may purchase with respect to claims against its officers, directors and employees. This section was also amended to add procedural requirements that the officer, director or employee of the Company must satisfy before being entitled to indemnification; to permit an officer or director to bring a legal action against the Corporation for indemnification payments (and related legal expenses) in the event the corporation wrongfully refuses to make such payments; and to provide that the director's and officer's rights set forth in the section are contract rights, are intended to be retroactive (with respect to actions and claims occurring subsequent to the adoption of the amendments) and cannot be taken away or amended by the rescission or restrictive modification of the section.

Item 8.01.    Other Events

On April 22, 2008, the Company issued a press release announcing that the Board of Directors had declared a cash dividend of 16.5 cents per share, payable on July 1, 2008 to shareholders of record as of the close of business on June 11, 2008.

In the press release, the Company also reported that the Board of Directors has authorized the purchase of up to two million shares of the Company's common stokc during the next twelve months. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit 3.(ii).1. Amended and restated bylaws of the Company with amendments marked.

Exhibit 3.(ii).2. Amended and restated bylaws of the Company

Exhibit 99.1 Press Release announcing declaration of dividend and stock repurchase program.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: April 23, 2008	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.(ii).1	Redlined amended and restated bylaws
EX-3.(ii).2	Clean Amended and restated bylaws
EX-99.1	Press release announcing dividend and stock repurchase